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Exhibit 21.1 Subsidiaries of the Registrant






LIGAND PHARMACEUTICALS, INCORPORATED
LIST OF SUBSIDIARIES



                                                          Jurisdiction of
Name                                                      Incorporation

Glycomed Incorporated                                     California
Ligand Pharmaceuticals, (Canada) Incorporated             Saskatchewan, Canada